UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July l5, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

_____________________________________________________________________________________________

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

Letter from Nasdaq dated July 15, 2020

On July 15, 2020, The Nasdaq Stock Market (“Nasdaq”) notified Second Sight Medical Products, Inc. (the “Company”) that it again qualifies for a cure period to meet listing rules brought into question due to changes in its board of directors.  The Company previously reported regarding letters from Nasdaq dated April 15, 2020, June 1, 2020, and June 2, 2020.

As previously disclosed, Nasdaq notified the Company on April 15, 2020, that due to the appointment of Matthew Pfeffer, one of the Company’s independent directors, as the acting Chief Executive Officer of the Company effective March 27, 2020, it no longer complied with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605 (the “Listing Rules”). On June 1, 2020, Nasdaq notified the Company that following the resignation of William J. Link as a director effective May 31, 2020, the Company’s noncompliance with the Listing Rules was then due to more than one vacancy on its board and audit committee. As a result, Nasdaq advised the Company that it was no longer eligible for the cure period set forth in our Form 8-K filed June 4, 2020 and that a plan of compliance was required to be submitted no later than July 16, 2020.

The Company’s board of directors has concluded that the Company’s non-executive Chair, Gregg Williams, meets the criteria of an independent director and has appointed Mr. Williams to be a member of the Audit Committee as of June 22, 2020, as a result of which the Company has only one vacancy on its board and committees.  In the July 15, 2020 letter, Nasdaq acknowledged the Company’s conclusion regarding Mr. Williams’ independent director status and appointment to the Audit Committee.  As a result, the Company is again eligible for the cure period provided in Nasdaq’s Listing Rules. As such, Nasdaq reiterated that consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4), the Company’s cure period to regain compliance is as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or March 27, 2021;

or

•	if the next annual shareholders’ meeting is held before September 23, 2020, then the Company must evidence compliance no later than September 23, 2020.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than as described above. If the Company does not regain compliance by the dates set forth above, Nasdaq will provide written notification to the Company that its securities will be delisted, at which time the Company may appeal the delisting determination to a Nasdaq Hearing Panel.

A list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on Nasdaq’s website at listingcenter.nasdaq.com. The Company will be included in this list commencing five business days from the notification date. The Company intends to regain compliance with the independent director and audit committee requirements under the Listing Rules, however no assurance can be given that the Company will be able to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

By: John T. Blake

Chief Financial Officer